EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen Pennacchio, Chairman of the Administrative Committee which serves as the Administrator of the Plan, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/S/ STEPHEN PENNACCHIO
Stephen Pennacchio Chairman of the Administrative Committee which serves as Administrator of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan

Dated: June 27, 2003

This certification accompanies this Report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Plan for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.